NEUBERGER BERMAN INC.
605 Third Avenue                                [NEUBERGER BERMAN LOGO]
New York, NY 10158-3698
Tel 212-476-9000




PRESS RELEASE

Contact: Robert Matza
Executive Vice President and Chief Administrative Officer
(212) 476-9808

FOR IMMEDIATE RELEASE


          NEUBERGER BERMAN'S SECOND QUARTER NET OPERATING INCOME $35.1
               MILLION, OR $0.71 PER SHARE, EXCLUDING TAX BENEFIT

     MUTUAL FUNDS REGISTER NET CASH INFLOWS OF $98 MILLION, REVERSING TREND

          9 OF 11 FUNDS, REPRESENTING 97% OF EQUITY MUTUAL FUND ASSETS,
                       OUTPERFORM BENCHMARKS IN FIRST HALF

New York, NY, July 19, 2000...Neuberger Berman (NYSE: NEU) today reported net operating income of $35.1 million, or $0.71 per share (basic and diluted), excluding a financial statement tax benefit of $3.7 million, for the second quarter ended June 30, 2000. This compares with pro forma net income from operations of $32.8 million, or $0.66 per share, in the prior year quarter. All pro forma results for 1999 assume that the Company's initial public offering, completed on October 13, 1999, as well as reorganization and other related transactions, had occurred at the beginning of that year.

Net income for the quarter of $38.7 million, or $0.79 per share (basic) and $0.78 per share (diluted), reflects a financial statement tax benefit related to the change in the price of the

Company's stock from March 31, 2000 to June 30, 2000, in connection with the Company's Employee Defined Contribution Stock Incentive Plan. Excluding this benefit, the effective tax rate was 43.1%. In accordance with newly issued accounting interpretations, this is the last quarter that this benefit will be adjusted for unvested shares.

Net revenues after interest expense in the quarter were $151.8 million, up 5% from pro forma net revenues after interest expense of $144.9 million in the 1999 period. Assets under management were $54.4 billion at quarter-end, down from $55.5 billion at March 31, 2000 and $56.8 billion at June 30, 1999.

SIX MONTH RESULTS

Net operating income for the first half of 2000 was $69.2 million, or $1.40 per share (basic and diluted), excluding the previously described financial statement tax benefit of $9.8 million, or $.20 per share, and including a first quarter pretax charge of approximately $750,000 for employees' severance payments related to outsourcing certain mutual fund administrative activities. Net income and net revenues after interest expense were $78.9 million and $307.2 million, respectively, for the first half of 2000, up considerably from $67.5 million and $290.5 million, respectively, in the comparable 1999 period.

Continuing the Company's authorized $50 million common stock repurchase program, 312,095 shares were purchased during the quarter in negotiated transactions for approximately $11.0 million. Since the program's inception, 994,480 shares have been repurchased for approximately $28.6 million.

Jeffrey B. Lane, President and Chief Executive Officer, said, "Midway through our first full year as a public company, we are exceedingly pleased with the Company's progress. Our intense focus on diversifying our products and investment styles, while striving for better performance, is clearly producing results. This is evidenced by the positive net cash flow of $98 million in the quarter in mutual funds. This represents a reversal of the trend of net cash outflows experienced in the recent past, i.e., $482 million in the previous quarter and over $4 billion for 1999. Institutional separate accounts also registered a decline in net cash outflows, primarily in fixed income, to $257 million in the quarter, down from $640 million in the previous quarter. In addition, despite continued uncertainty in the securities markets, nine of eleven funds, representing 97% of our equity mutual fund assets, outperformed their benchmarks year-to-date.

"Meanwhile, progress in the Private Asset Management segment continued apace, also despite an erratic marketplace. Assets under management were $21.8 billion at quarter-end, down slightly from the previous quarter and up from $20.8 billion on June 30, 1999 and $21.5 billion at year-end 1999, while net revenues and pretax income year-to-date are up 13% and 9%, respectively, versus 1999 levels. We are particularly pleased with the productivity of our national sales force of 32 Client Consultants, who have generated $428 million in new assets in the first six months of this year.

"Our focus at Neuberger Berman remains unchanged: we are striving to build shareholder value, over time, by growing the amount of assets we manage, by providing strong relative investment performance, and by giving our clients the premier service they expect and deserve."


                            PRIVATE ASSET MANAGEMENT

              NET REVENUES: $72.0 MILLION VS. $66.0 MILLION*, UP 9%

             PRETAX INCOME: $34.8 MILLION VS. $32.8 MILLION*, UP 6%

Assets under management in this segment, at $21.8 billion as of quarter-end, were up 5% from year-ago levels and down only slightly from the previous quarter, despite some market deterioration in the past three months. While clients, in the normal course of events, withdraw assets for personal reasons, any such withdrawals were offset by the addition of net new assets from the national sales force of $222 million in the quarter and $428 million year-to-date. Growth in net revenues and pretax income for the segment continued strong, both in the quarter and first half versus the comparable periods last year.

Private Asset Management accounted for more than 58% of consolidated pretax operating income for the first half of 2000, compared with just under 55% in the prior year period.






* Pro forma

                          MUTUAL FUND AND INSTITUTIONAL

             NET REVENUES: $54.6 MILLION VS. $57.7 MILLION*, DOWN 5%

            PRETAX INCOME: $18.5 MILLION VS. $20.7 MILLION*, DOWN 11%

Assets under management in this segment were $32.6 billion at June 30, 2000, down from $35.9 billion at the end of the second quarter of 1999 and down slightly from the previous quarter and year-end 1999 levels. Net cash outflows have improved dramatically, declining to $209 million in the quarter from $1.2 billion in the previous quarter. Year-to-date outflows of $1.4 billion compare favorably with the first six months of 1999, in which outflows were at a $4.5 billion level. This significant drop is attributable to the Company's concerted efforts to diversify its product line and improve investment performance, and it is important to note that mutual funds experienced positive net cash flow of $98 million in the second quarter. In addition, although net revenues and pretax income for the second quarter and six months of 2000 were below levels reported in the prior year periods, the rate of decline has improved versus previous quarter-over-quarter comparisons.

All but two of the equity funds outperformed their benchmarks for the first half of the year, some by a significant margin. In addition, two previously announced funds, the Technology Fund and the Institutional Cash Fund, were launched in May.







* Pro forma

                        PROFESSIONAL SECURITIES SERVICES

             NET REVENUES: $25.2 MILLION VS. $21.1 MILLION*, UP 19%

             PRETAX INCOME: $8.3 MILLION VS. $4.4 MILLION*, UP 90 %

The improved performance in this segment versus the prior year quarter is primarily attributable to increased activity among both existing and new clients, particularly in the Professional Investor Clearing Services sector and in principal transactions.

* Pro forma

                                    * * *

Neuberger Berman is an investment advisory company that has provided clients with a broad range of investment products, services and strategies for more than 60 years. The Company engages in private asset management, mutual funds and institutional management, and professional securities services for individuals, institutions, corporations, pension funds, foundations and endowments. Its website, and this news release, can be accessed at www.nb.com.



Statements made in this release that look forward in time involve risks and uncertainties and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such risks and uncertainties include, without limitation, the adverse effect from a decline in the securities markets or a decline in the Company's products' performance, a general downturn in the economy, competition from other companies, changes in government policy or regulation, inability of the Company to attract or retain key employees, inability of the Company to implement its operating strategy and acquisition strategy, inability of the Company to manage rapid expansion and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.

 NEUBERGER BERMAN INC. AND SUBSIDIARIES
 CONSOLIDATED AND PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED) FOR THE PERIODS ENDING
 (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                 THREE MONTHS ENDED                          FAV (UNFAV)
                                                  --------------------------------------------------- ----------------------------
                                                     ACTUAL            ACTUAL          PRO FORMA (1)         CHANGE FROM
                                                  ---------------   ----------------  --------------- ----------------------------
                                                    JUNE 30,          MARCH 31,         JUNE 30,       MARCH 31,    JUNE 30,
                                                      2000              2000              1999           2000         1999
                                                  ---------------   ----------------  --------------- ------------ ---------------
REVENUES:
Investment advisory and administrative fees       $100,580          $ 96,951          $ 94,565          3.7%         6.4%
Commissions                                         33,241            39,828            35,897        (16.5%)       (7.4%)
Interest                                            56,809            51,025            36,488         11.3%        55.7%
Principal transactions in securities                 3,698             5,076             3,031        (27.1%)       22.0%
Clearance fees                                       3,276             3,622             2,401         (9.6%)       36.4%
Other income                                         1,613               838             1,784         92.5%        (9.6%)
                                                  --------          --------          --------
      GROSS REVENUES                               199,217           197,340           174,166          1.0%        14.4%
Interest expense                                    47,407            41,928            29,309        (13.1%)      (61.7%)
                                                  --------          --------          --------
      NET REVENUES AFTER INTEREST EXPENSE          151,810           155,412           144,857         (2.3%)        4.8%
                                                  --------          --------          --------

OPERATING EXPENSES:
Employee compensation and benefits                  61,307            65,933            58,271          7.0%        (5.2%)
Information technology                               6,005             5,221             4,765        (15.0%)      (26.0%)
Rent and occupancy                                   4,454             4,164             3,412         (7.0%)      (30.5%)
Brokerage, clearing and exchange fees                2,202             2,843             2,156         22.5%        (2.1%)
Advertising and sales promotion                      1,202             2,452             3,407         51.0%        64.7%
Distribution and fund administration                 4,448             4,392             5,067         (1.3%)       12.2%
Professional fees                                    2,819             2,277             2,570        (23.8%)       (9.7%)
Depreciation and amortization                        2,060             2,460             2,796         16.3%        26.3%
Other expenses                                       5,709             5,452             4,521         (4.7%)      (26.3%)
                                                  --------          --------          --------
      TOTAL OPERATING EXPENSES                      90,206            95,194            86,965          5.2%        (3.7%)
                                                  --------          --------          --------
      NET INCOME BEFORE TAXES                       61,604            60,218            57,892          2.3%         6.4%
Provision for income taxes                          22,899(2)         19,977(2)         25,067        (14.6%)        8.6%
                                                  --------          --------          --------
      NET INCOME                                  $ 38,705          $ 40,241          $ 32,825         (3.8%)       17.9%
                                                  ========          ========          ========

NET INCOME PER COMMON SHARE
      Net income per share - Basic                $   0.79          $   0.81          $   0.66
                                                  ========          ========          ========
      Net income per share - Diluted              $   0.78          $   0.81          $   0.66
                                                  ========          ========          ========
        Weighted average common shares
            outstanding - Basic                     49,174            49,476            50,022
                                                  ========          ========          ========
        Weighted average common shares
            outstanding - Diluted                   49,473            49,476            50,022
                                                  ========          ========          ========



Notes:
(1) Given the firm's conversion from partnership to corporation in the fourth quarter of 1999, management believes that the best measure by which to assess the firm's performance in 1999 is operating results on a pro forma basis, as if the IPO, reorganization and related transactions had taken place at the beginning of 1999.

      The Pro Forma Condensed Statement of Income gives effect to the following items:
       - Adjustment to reflect decrease in interest expense due to the repayment of short term borrowings and a portion of the subordinated note from net proceeds of the IPO and increase in interest expense due to refinancing the balance of the subordinated note.
       -   Adjustment to reflect compensation expense paid in corporate form.
       - Adjustment to reflect provision for income taxes in corporate form and reverse actual unincorporated business tax and state and local taxes.

(2) Provision for income taxes for the three months ended June 30 and March 31, 2000, reflects a financial statement tax benefit of $3,653 and $6,097, respectively, related to the change in the price of the Company's stock in connection with the Company's Employee Defined Contribution Incentive Plan.

 NEUBERGER BERMAN INC. AND SUBSIDIARIES
 CONSOLIDATED AND PRO FORMA CONDENSED STATEMENTS OF INCOME (UNAUDITED) FOR THE PERIODS ENDING
 (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                        SIX MONTHS ENDED            FAV (UNFAV)
                                                  ------------------------------  --------------
                                                     ACTUAL          PRO FORMA(1)  CHANGE FROM
                                                  --------------  --------------  --------------
                                                    JUNE 30,          JUNE 30,      JUNE 30,
                                                      2000             1999           1999
                                                  --------------  --------------  --------------
REVENUES:
Investment advisory and administrative fees       $197,531          $189,171          4.4%
Commissions                                         73,069            74,248         (1.6%)
Interest                                           107,834            76,739         40.5%
Principal transactions in securities                 8,774             5,115         71.5%
Clearance fees                                       6,898             5,214         32.3%
Other income                                         2,451             2,854        (14.1%)
                                                  --------          --------
      GROSS REVENUES                               396,557           353,341         12.2%
Interest expense                                    89,335            62,868        (42.1%)
                                                  --------          --------
      NET REVENUES AFTER INTEREST EXPENSE          307,222           290,473          5.8%
                                                  --------          --------

OPERATING EXPENSES:
Employee compensation and benefits                 127,240           115,576        (10.1%)
Information technology                              11,226             8,947        (25.5%)
Rent and occupancy                                   8,618             6,557        (31.4%)
Brokerage, clearing and exchange fees                5,045             5,177          2.5%
Advertising and sales promotion                      3,654             6,123         40.3%
Distribution and fund administration                 8,840            10,286         14.1%
Professional fees                                    5,096             4,934         (3.3%)
Depreciation and amortization                        4,520             4,891          7.6%
Other expenses                                      11,161             8,885        (25.6%)
                                                  --------          --------
      TOTAL OPERATING EXPENSES                     185,400           171,376         (8.2%)
                                                  --------          --------
      NET INCOME BEFORE TAXES                      121,822           119,097          2.3%
Provision for income taxes                          42,876(2)         51,569         16.9%
                                                  --------          --------
      NET INCOME                                  $ 78,946          $ 67,528         16.9%
                                                  ========          ========

NET INCOME PER COMMON SHARE
      Net income per share - Basic                $   1.60          $   1.35
                                                  ========          ========
      Net income per share - Diluted              $   1.60          $   1.35
                                                  ========          ========
        Weighted average common shares
            outstanding - Basic                     49,325            50,022
                                                  ========          ========
        Weighted average common shares
            outstanding - Diluted                   49,475            50,022
                                                  ========          ========



Notes:
(1) Given the firm's conversion from partnership to corporation in the fourth quarter of 1999, management believes that the best measure by which to assess the firm's performance in 1999 is operating results on a pro forma basis, as if the IPO, reorganization and related transactions had taken place at the beginning of 1999.

      The Pro Forma Condensed Statement of Income gives effect to the following items:
       - Adjustment to reflect decrease in interest expense due to the repayment of short term borrowings and a portion of the subordinated note from net proceeds of the IPO and increase in interest expense due to refinancing the balance of the subordinated note.
       -   Adjustment to reflect compensation expense paid in corporate form.
       - Adjustment to reflect provision for income taxes in corporate form and reverse actual unincorporated business tax and state and local taxes.

(2) Provision for income taxes for the six months ended June 30, 2000, reflects a financial statement tax benefit of $9,750, related to the change in the price of the Company's stock in connection with the Company's Employee Defined Contribution Incentive Plan.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
SELECTED SEGMENT DATA (UNAUDITED)
FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT FOR ASSETS UNDER MANAGEMENT)



                                                        THREE MONTHS ENDED                                FAV (UNFAV)
                                           --------------------------------------------------  --------------------------------
                                               ACTUAL           ACTUAL          PRO FORMA                 CHANGE FROM
                                           ---------------   --------------   ---------------  --------------------------------
                                              JUNE 30,         MARCH 31,         JUNE 30,        MARCH 31,         JUNE 30,
                                                2000             2000              1999             2000             1999
                                           ---------------   --------------   ---------------  ---------------   --------------

PRIVATE ASSET MANAGEMENT

NET REVENUES AFTER INTEREST EXPENSE        $  72,002         $  73,539        $  66,027          (2.1%)            9.0%

NET INCOME BEFORE TAXES                    $  34,821         $  36,173        $  32,789          (3.7%)            6.2%


ASSETS UNDER MANAGEMENT (IN MILLIONS)(1)   $  21,796         $  22,213        $  20,834          (1.9%)            4.6%

MARKET FLOWS (IN MILLIONS) (1)
    Net additions                          $     196         $      37        $     192
    Market appreciation (depreciation)          (613)              638            1,307
                                           ---------         ---------        ---------
    Total increase (decrease)              $    (417)        $     675        $   1,499
                                           =========         =========        =========



MUTUAL FUND & INSTITUTIONAL

NET REVENUES AFTER INTEREST EXPENSE        $  54,589         $  55,754        $  57,716          (2.1%)           (5.4%)

NET INCOME BEFORE TAXES                    $  18,459         $  16,504        $  20,726          11.8%           (10.9%)


ASSETS UNDER MANAGEMENT
(IN MILLIONS) (1)(2)                       $  32,610         $  33,257        $  35,930          (1.9%)           (9.2%)

MARKET FLOWS (IN MILLIONS)(1)(2)
    Net withdrawals                        $    (209)        $  (1,195)       $  (2,451)
    Market appreciation (depreciation)          (438)            1,591            2,753
                                           ---------         ---------        ---------
    Total increase (decrease)              $    (647)        $     396        $     302
                                           =========         =========        =========


PROFESSIONAL SECURITIES SERVICES

NET REVENUES AFTER INTEREST EXPENSE        $  25,219         $  26,119        $  21,114          (3.4%)           19.4%

NET INCOME BEFORE TAXES                    $   8,324         $   7,541        $   4,377          10.4%            90.2%


TOTAL

NET REVENUES AFTER INTEREST EXPENSE        $ 151,810         $ 155,412        $ 144,857          (2.3%)            4.8%

NET INCOME BEFORE TAXES                    $  61,604         $  60,218        $  57,892           2.3%             6.4%


ASSETS UNDER MANAGEMENT (IN MILLIONS)      $  54,406         $  55,470        $  56,764          (1.9%)           (4.2%)

MARKET FLOWS (IN MILLIONS)
    Net withdrawals                        $     (13)        $  (1,158)       $  (2,259)
    Market appreciation (depreciation)        (1,051)            2,229            4,060
                                           ---------         ---------        ---------
    Total increase (decrease)              $  (1,064)        $   1,071        $   1,801
                                           =========         =========        =========


NOTE 1: Segment assets under management and related market flows for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

NOTE 2: For the three months ended June 30, 2000, Mutual Fund & Institutional includes $76 million of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds.

NEUBERGER BERMAN INC. AND SUBSIDIARIES
SELECTED SEGMENT DATA (UNAUDITED)
FOR THE PERIODS ENDING
(IN THOUSANDS, EXCEPT FOR ASSETS UNDER MANAGEMENT)


                                                 SIX MONTHS ENDED               FAV (UNFAV)
                                           --------------------------------  ---------------
                                               ACTUAL          PRO FORMA       CHANGE FROM
                                           ---------------  --------------   ---------------
                                              JUNE 30,        JUNE 30,          JUNE 30,
                                                2000            1999              1999
                                           ---------------  --------------   ---------------
PRIVATE ASSET MANAGEMENT

NET REVENUES AFTER INTEREST EXPENSE        $ 145,541        $ 129,127             12.7%

NET INCOME BEFORE TAXES                    $  70,994         $ 65,150               9.0%


ASSETS UNDER MANAGEMENT (IN MILLIONS)(1)   $  21,796         $ 20,834               4.6%

MARKET FLOWS (IN MILLIONS) (1)
    Net additions                          $     233         $    216
    Market appreciation                           25            2,351
                                           --------------------------------
    Total increase                         $     258         $  2,567
                                           ================================



MUTUAL FUND & INSTITUTIONAL

NET REVENUES AFTER INTEREST EXPENSE        $ 110,343         $ 120,222             (8.2%)

NET INCOME BEFORE TAXES                    $  34,963         $  44,504            (21.4%)


ASSETS UNDER MANAGEMENT
(IN MILLIONS) (1)(2)                       $  32,610         $  35,930             (9.2%)

MARKET FLOWS (IN MILLIONS) (1)(2)
    Net withdrawals                        $  (1,404)        $  (4,538)
    Market appreciation                        1,153             3,148
                                           --------------------------------
    Total decrease                         $    (251)        $  (1,390)
                                           ================================


PROFESSIONAL SECURITIES SERVICES

NET REVENUES AFTER INTEREST EXPENSE        $  51,338         $  41,124             24.8%

NET INCOME BEFORE TAXES                    $  15,865         $   9,443             68.0%


TOTAL

NET REVENUES AFTER INTEREST EXPENSE        $ 307,222        $ 290,473              5.8%

NET INCOME BEFORE TAXES                    $ 121,822        $ 119,097              2.3%


ASSETS UNDER MANAGEMENT (IN MILLIONS)      $  54,406        $  56,764             (4.2%)

MARKET FLOWS (IN MILLIONS)
    Net withdrawals                        $  (1,171)       $ ( 4,322)
    Market appreciation                        1,178            5,499
                                           ---------------  --------------
    Total increase                         $       7        $   1,177
                                           ===============  ==============


NOTE 1: Segment assets under management and related market flows for prior periods have been reclassified to reflect presentation consistent with current period segment reporting.

NOTE 2:    For the six months ended June 30, 2000, Mutual Fund &
           Institutional includes $76 million of client assets invested in the Fund Advisory Service wrap mutual fund program with third party funds.